Exhibit 10(a)58
SUPPLEMENTAL RETIREMENT PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment

Amendment No. 1

THIS INSTRUMENT, executed this 15th day of December, 2010, but made effective  December 30, 2010, constitutes the First Amendment of the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) (the “Plan”).

All capitalized terms used in this Amendment No. 1 shall have the meanings assigned to them in the Plan unless otherwise herein defined.

Pursuant to Section 10.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of December 2, 2010, the Plan is hereby amended as follows:

1.	The Plan is hereby amended by adding the following new paragraph at the end of the Plan preamble to read as follows:

The Plan is now hereby amended effective December 30, 2010, pursuant to resolutions adopted by the Personnel Committee of the Board of Directors of Entergy at its meeting held on December 2, 2010, authorizing amendments to the Plan in order to address certain market practices, external governance concerns, emerging trends and cost controls by increasing the change in ownership threshold now required in Subsection 1.06(a) to trigger one of the events constituting a Change in Control event.

2.	Subsection 1.06(a) of the Plan is hereby amended in its entirety to read as follows:

(a)
the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Subsections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in Subsection (b) below);

IN WITNESS WHEREOF, the Personnel Committee has caused this First Amendment to the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth, but effective December 30, 2010.

ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned duly authorized representative

/s/ Terry R. Seamons
TERRY R. SEAMONS
Senior Vice-President,
        Human Resources and Administration